UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2023

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way
Hayward, California 94545
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On Sunday, April 30, 2023, Pulse Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Robert W. Duggan (“Investor”), the Company’s Executive Chairman of the Board of Directors and majority stockholder of the Company. Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Investor 10,022,937 shares of the Company’s common stock, par value $0.001 per share, in a private placement (the “Private Placement”), at a price per share of $6.51 (the “Shares”), a greater than 1% premium over the last closing price on NASDAQ of $6.44 per share on Friday, April 28, 2023.

The Shares will be paid for through the cancellation of $65 million aggregate principal amount, together with all accrued and unpaid interest outstanding, pursuant to that certain Loan Agreement (the “Loan Agreement”), dated as of September 20, 2022, as amended on March 17, 2023 by that certain First Amendment to Loan Agreement (the “Amendment”), by and between the Company and the Investor, as previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2022 and March 21, 2023, respectively. At the time of Mr. Duggan's original loan to the Company in September 2022, the Company's stock was trading under $1.50 per share. Upon closing of the Private Placement and satisfaction of the outstanding debt, the Loan Agreement will terminate, without early termination fees or penalties being owed by the Company, and no additional amounts will be owed to the Investor under the Loan Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission.

The Investor, who is already the majority holder of the Company, will have a beneficial ownership interest in the Company of approximately 69%, after the closing of the Private Placement.

Item 1.02	Termination of a Material Definitive Agreement.

The description of the termination of the Loan Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02 in its entirety. The terms of the Loan Agreement and the Amendment were previously disclosed in a Current Report on Form 8-K filed with the SEC on September 23, 2022 and March 21, 2023, respectively, which disclosures are incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company will sell the Shares to an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investor has represented that he is acquiring the Shares for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.  Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 8.01	Other Events.

The Company issued a press release announcing the Private Placement on May 1, 2023. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of April 30, 2023, by and between Pulse Biosciences, Inc. and Robert W. Duggan.
99.1	Press Release issued by Pulse Biosciences, Inc. dated May 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: May 1, 2023	By:	/s/ Kevin P. Danahy
Kevin P. Danahy
Chief Executive Officer